Exhibit 99.1

Editorial Contact:	Investor Contact:

Brenda Christensen	Jane Underwood
brenda_christensen@securecomputing.com	jane_underwood@securecomputing.com
952-288-4165	408-979-6186

Secure Computing Reports Third Quarter 2006 Results

Company Achieves Record Billings and Better-Than-Expected Non-GAAP Earnings Results

SAN JOSE, Calif., November 1, 2006 – Secure Computing Corporation (Nasdaq:SCUR), a leading enterprise gateway security company, today announced third quarter 2006 revenue of $43.7 million and record billings of $61.6 million. This represents a 61% increase in revenue compared to $27.2 million in the same quarter last year, and a 13% increase compared to revenues of $38.7 million in the prior quarter. On a GAAP basis, net loss was $7.3 million. Third quarter non-GAAP net income was $2.0 million or $0.03 per fully-diluted share (refer to the “Use of Non-GAAP Financial Measures” section for a reconciliation of GAAP to Non-GAAP financial information). Excluding the impact of the CipherTrust transaction, non-GAAP net income was $6.2 million, or $0.10 per fully-diluted share.

“The third quarter was a great quarter for Secure Computing,” said John McNulty, chairman, president and chief executive officer of Secure Computing. “In many ways, we accomplished more in the third quarter than any prior quarter in the company’s history, and those achievements are setting an exciting new course for the company. In the span of just 38 business days, we announced the CipherTrust combination, secured the financing and closed the transaction. We accomplished this in a quarter in which we also achieved our revenue and earnings goals, along with record billings. Overall, I believe our team executed very well, especially given the enormous demands on all areas of our organization.”

“This is a very exciting and momentous time for Secure Computing,” said Jay Chaudhry, vice chairman and chief strategy officer of Secure Computing. “The company is completely focused on securing the Enterprise Gateway by providing the most comprehensive portfolio of best-of-breed security solutions. We’re addressing several high growth market segments including Web Gateway and Messaging Gateway. By joining forces with CipherTrust, the company is ideally positioned in highly attractive markets, with the right solutions, at the right time, with a great team of people.”

Third Quarter Financial Highlights:

•	Record billings for the third quarter were $61.6 million. Excluding CipherTrust billings of $11.1 million, Secure Computing billings totaled $50.5 million. This represents a 25% increase compared to $40.5 million in the prior quarter.

•	GAAP revenue for the third quarter was $43.7 million, which includes CipherTrust’s activity for the month of September. This represents a 61% increase compared to $27.2 million in the same quarter last year and a 13% increase compared to revenue of $38.7 million in the prior quarter. Excluding the impact of the

CipherTrust transaction, revenue was $42.5 million in the quarter. This represents a 56% increase compared to $27.2 million in the same quarter last year and a 10% sequential increase compared to the prior quarter’s revenue of $38.7 million.

•	GAAP gross profit in the third quarter was 73% of revenue or $32.0 million. Excluding stock-based compensation, the amortization of acquired intangible assets, and the impact of the CipherTrust transaction, non-GAAP gross profit in the third quarter was 77% of revenue or $32.7 million. These non-GAAP results compare to 82% of revenue, or $22.2 million, in the year ago quarter and 78% of revenue, or $30.3 million, in the prior quarter. Including the results of CipherTrust, third quarter non-GAAP gross profit was 76% of revenue or $33.3 million.

•	GAAP third quarter operating expenses were $38.3 million, or 88% of revenue. Excluding stock-based compensation, the amortization of acquired intangible assets, one-time integration costs, and the impact of the CipherTrust transaction, non-GAAP third quarter operating expenses were $26.6 million or 63% of revenue. These non-GAAP results compare to 61% of revenue in the year ago quarter and 69% in the prior quarter. Including the results of CipherTrust, third quarter non-GAAP operating expenses were $31.4 million or 72% of revenue.

•	GAAP operating loss for the third quarter was $6.3 million. Third quarter non-GAAP operating income was 4% of revenue, compared to 20% in the same quarter last year and 9% in the prior quarter. Excluding the impact of the CipherTrust transaction, third quarter non-GAAP operating income was $6.1 million, or 14% of revenue.

•	GAAP net loss for the third quarter was $7.3 million. Third quarter non-GAAP net income was $2.0 million or $0.03 per fully-diluted share, compared to non-GAAP net income of $5.9 million, or $0.15 per fully diluted share in the same quarter last year. Excluding the impact of the CipherTrust transaction, non-GAAP net income was $6.2 million, or $0.10 per fully-diluted share.

•	Deferred revenue increased $26.9 million, or 39%, bringing the total deferred revenue balance to $95.2 million at the end of September. This increase was driven by the acquired CipherTrust deferred revenue balance of $10.4 million (post the purchase accounting valuation), a $6.9 million increase in historical Secure Computing deferred revenue and a $9.6 million increase in CipherTrust deferred revenue for the month of September.

•	Days sales outstanding (DSOs) were 106 days. As we have experienced in previous quarters, the change in DSOs correlates to the change in deferred revenue. Excluding the impact of the CipherTrust transaction and the impact of the increase in deferred revenue, DSOs were 69 days.

•	Indirect bookings were approximately 83% of revenue for the third quarter, or 90% excluding the impact of the CipherTrust transaction, compared to 79% in the prior quarter.

•	Cash and investments were $8.4 million at September 30, 2006. Cash generated from operations in the quarter was $6.5 million.

•	Federal bookings represented 20% of Q3 bookings, or 25% excluding the impact of the CipherTrust transaction.

“Not only did we post record billings in the quarter, we also achieved strong non-GAAP bottom line performance,” said Tim Steinkopf, senior vice president of operations and chief financial officer. “Our stronger than expected gross margins combined with better than expected performance on the operating expense line allowed us to surpass our EPS guidance. I believe our results clearly highlight our growing competitive strength in the marketplace, and our ability to effectively execute throughout our organization.”

Use of Non-GAAP Financial Measures

Secure Computing provides financial statements that are prepared in accordance with GAAP. In addition, this press release also provides financial measures for net income and earnings per fully-diluted share that are not calculated in accordance with GAAP. Management believes that these non-GAAP financial measures enhance the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. These non-GAAP results exclude stock-based compensation expense amortization of acquired intangible assets, litigation settlement costs, duplicate and one-time integration costs, non-recurring facility move costs, and the impact of non-cash tax expense/benefit. A reconciliation of the GAAP to non-GAAP income statements for the third quarter and year to date are provided at the end of this press release.

About Secure Computing

Secure Computing (Nasdaq: SCUR - News), a leading provider of enterprise gateway security, delivers a comprehensive set of solutions that help customers protect their critical Web, email and network assets. Over half of the Fortune 50 and Fortune 500 are part of our more than 19,000 global customers in 106 countries, supported by a worldwide network of more than 1,900 partners. The company is headquartered in San Jose, Calif., and has sales offices worldwide. For more information, see http://www.securecomputing.com.

Secure Computing’s Outlook Publication Procedures

Secure Computing publishes an Outlook section in its quarterly operating results press release. The company continues its current practice of having corporate representatives meet privately during the quarter with investors, the media, investment analysts and others. At these meetings Secure Computing refers any questions regarding the current outlook back to the quarterly results press release Outlook section. The quarterly results press release, which includes the Outlook section, is available to the public on the company’s Web site (www.securecomputing.com). Unless Secure Computing is in a Quiet Period (described below), the public can continue to rely on the Outlook section that is part of this quarterly operating results press release as still being the company’s current expectations on matters covered, unless Secure Computing publishes a notice stating otherwise.

From the close of business on December 15, 2006, until publication of a press release regarding the fourth quarter 2006 operating results, Secure Computing will observe a Quiet Period. During the Quiet Period, the Outlook section and other forward-looking statements contained in this operating results press release as well as in the company’s filings with the SEC, should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Secure Computing representatives will not comment concerning the Outlook section or Secure Computing’s financial results or expectations.

Current Outlook

The forward-looking statements in this Outlook section are based on current expectations and are subject to risks, uncertainties and assumptions described under the sub-heading “Forward-Looking Statements.” Actual results may differ materially from the expectations expressed below.

For the fourth quarter of 2006:

•	Billings are expected to be in the range of $66 to $69 million.

•	We expect to generate cash of approximately $10 million, excluding acquisition related fees, debt repayment and interest payments, which are expected to total approximately $8 million.

•	GAAP revenues are expected to be between $47 and $49 million.

•	GAAP net loss is expected to be approximately $17 to $19 million. This expectation includes the negative non-cash impact from stock based compensation, the amortization of intangibles, the purchase accounting deferred revenue write down, vendor specific objective evidence (“VSOE”) adjustments impacting revenue recognized from CipherTrust and the utilization of purchased net operating loss carry forwards.

The following non-GAAP measurements include the non-cash negative impact from the purchase accounting deferred revenue write down, and VSOE adjustments impacting revenue recognized from CipherTrust. However, these measurements exclude stock based compensation expense, the amortization of intangibles, one-time integration costs, and the utilization of purchased net operating loss carry forwards.

•	Non-GAAP gross profit is expected to be approximately 74% of revenue.

•	Non-GAAP operating expenses are expected to be approximately 80% of revenue.

•	Non-GAAP fully diluted loss per share, which is based on the non-GAAP measurements defined above, is expected to be in the range of $0.07 to $0.09 per share assuming a fully diluted weighted average share count of approximately 71 million.

Forward Looking Statements

This release contains forward-looking statements concerning revenues, aggregate margins, operating expenses and profitability for this and future quarters, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. In order to meet these projections, the company must continue to obtain new enterprise relationships with major clients and overall demand for its products must continue to grow at current or greater levels. The company also must be able to motivate and retain key employees and staff current and future projects in a cost-effective manner and must effectively control its marketing, research, development and administrative costs, including personnel expenses. There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable. There are also risks that the company’s pursuit of providing network security technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that changes in customer requirements and other general economic and political uncertainties and weaknesses in geographic regions of the world could impact the company’s relationship with its customers, partners and alliances; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Secure Computing’s periodic reports and registration statements filed with the Securities and Exchange Commission. The company specifically disclaims any responsibility for updating these forward-looking statements.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Products	$28,068	$19,365	$81,770	$56,965
Services	15,680	7,884	43,341	21,976

Total revenues	43,748	27,249	125,111	78,941

Cost of revenues:
Products	7,742	3,726	22,618	10,659
Services	2,994	1,306	7,998	3,893
Amortization of purchased intangibles	1,049	—	3,025	—

Total cost of revenues	11,785	5,032	33,641	14,552

Gross profit	31,963	22,217	91,470	64,389

Operating expenses:
Selling and marketing	23,703	10,840	57,328	31,794
Research and development	8,828	4,334	23,554	12,619
General and administrative	3,469	1,510	9,386	5,310
Amortization of purchased intangibles	2,310	129	6,990	395
Litigation settlement	—	—	2,500	—

	38,310	16,813	99,758	50,118

Operating (loss)/income	(6,347)	5,404	(8,288)	14,271

Other income	501	552	2,402	952

(Loss)/income before tax	(5,846)	5,956	(5,886)	15,223

Income tax (expense)/benefit	(1,445)	(164)	5,911	(423)

Net (loss)/income	$(7,291)	$5,792	$25	$14,800

Preferred stock accretion	(903)	—	(2,653)	—
Charge from beneficial conversion of preferred stock	—	—	(12,603)	—

Net (loss)/income applicable to common shareholders	$(8,194)	$5,792	(15,231)	$14,800

Basic (loss)/earnings per share	$(0.14)	$0.16	$(0.28)	$0.41

Weighted average shares outstanding - basic	57,378	36,573	54,417	36,157

Diluted (loss)/earnings per share	$(0.14)	$0.15	$(0.28)	$0.40

Weighted average shares outstanding - diluted	57,378	38,182	54,417	37,345

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except per share amounts)

	Sep. 30, 2006	Dec. 31, 2005
Assets
Cash and cash equivalents	$7,910	$50,039
Investments	460	31,140
Accounts receivable, net	51,733	29,795
Inventory, net	4,533	2,174
Deferred income taxes	1,887	3,604
Other current assets	12,789	4,869

Total current assets	79,312	121,621

Property and equipment, net	12,871	3,841
Goodwill	596,054	39,230
Intangibles, net	42,021	1,814
Deferred income taxes	15,166	—
Other assets	5,263	5,257

Total assets	$750,687	$171,763

Liabilities and stockholders’ equity
Accounts payable	13,628	2,997
Accrued payroll	10,646	4,690
Other accrued expenses	7,219	2,377
Acquisition reserve	5,251	389
Deferred revenue	65,699	29,097
Current portion of long-term debt and borrowings	2,900	—

Total current liabilities	105,343	39,550

Acquisition reserve, net of current portion	1,696	364
Deferred revenue, net of current portion	29,498	9,966
Deferred tax liability	19,159	—
Debt, net of current portion	86,005	—

Total liabilities	241,701	49,880

Convertible preferred stock	64,661	—

Stockholders’ equity
Preferred stock	—	—
Common stock	644	370
Additional paid-in capital	544,262	205,970
Accumulated deficit	(98,929)	(83,698)
Accumulated other comprehensive loss	(1,652)	(759)

Total stockholders’ equity	444,325	121,883

Total liabilities and stockholders’ equity	$750,687	$171,763

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands, except per share amounts)

	Nine months ended September 30,
	2006	2005
Operating activities
Net income	$25	$14,800
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation	2,970	1,565
Amortization of intangible assets	10,331	685
Loss on disposals of property and equipment	995	486
Amortization of debt fees	37	—
Utilization of acquired NOL	1,223	—
Deferred income taxes	(7,316)	—
Share-based compensation	7,019	—
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(1,149)	(3,618)
Inventories	(324)	240
Other current assets	1,032	(171)
Accounts payable	6,516	(840)
Accrued payroll	1,771	417
Accrued other expenses and reserves	(13,875)	211
Deferred revenue	16,753	5,005

Net cash provided by operating activities	26,008	18,780

Investing activities
Proceeds from sales/maturities of investments	46,431	9,156
Purchases of investments	(15,390)	(23,455)
Purchase of property and equipment, net	(8,368)	(1,737)
Decrease/(increase) in intangibles and other assets	734	(2,954)
Cash paid for business acquisitions, net of cash acquired	(256,747)	—

Net cash used for investing activities	(233,340)	(18,990)

Financing activities
Proceeds from revolving debt	2,000	—
Proceeds from long-term debt, net of transaction fees	86,868	—
Proceeds from issuance of preferred stock, net of transaction fees	69,945	—
Proceeds from issuance of common stock	7,317	6,233

Net cash provided by financing activities	166,130	6,233

Effect of exchange rates	(927)	12

Net (decrease)/increase in cash and cash equivalents	(42,129)	6,035
Cash and cash equivalents, beginning of period	50,039	37,899

Cash and cash equivalents, end of period	$7,910	$43,934

Reconciliation of Condensed Consolidated Statements of Income

To the Non-GAAP Condensed Consolidated Statements of Income

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30, 2006				Three Months Ended September 30, 2005
	GAAP			Non-GAAP	GAAP			Non-GAAP
Revenues:
Products	$28,068	—		26,068	$19,365	—		19,365
Services	15,680	—		15,680	7,884	—		7,884

Total revenues	43,748	—		43,748	27,249	—		27,249
Cost of revenues:
Products	7,742	(109	)A	7,633	3,726	—		3,726
Services	2,994	(170	)A	2,824	1,306	—		1,306
Amortization of purchased intangibles	1,049	(1,049	)B	—	—	—		—

Total cost of revenues	11,785	(1,328)		10,457	5,032	—		5,032

Total gross profit	31,963	1,328		33,291	22,217	—		22,217
% of revenue	73.1%			76.1%	81.5%			81.5%
Operating expenses:
Selling and marketing	23,703	(3,396	)A, C	20,307	10,840	—		10,840
Research and development	8,828	(706	)A	8,122	4,334	—		4,334
General and administrative	3,469	(523	)A, C	2,946	1,510	—		1,510
Amortization of purchased intangibles	2,310	(2,310	)B	—	129	(129	)B	—

Total operating expenses	38,310	(6,935)		31,375	16,813	(129)		16,684

Operating (loss)/income	(6,347)	8,263		1,916	5,404	129		5,533
Other income	501	—		501	552	—		552

(Loss)/income before tax	(5,846)	8,263		2,417	5,956	129		6,085
Income tax expense	(1,445)	1,029	E	(416)	(164)	—		(164)

Net (loss)/income	$(7,291)	9,292		2,001	$5,792	129		5,921

Preferred stock accretion	(903)	903	E	—	—	—		—

Net (loss)/income applicable to common shareholders	$(8,194)	10,195		2,001	$5,792	129		5,921

Basic (loss)/earnings per share	$(0.14)	0.17		0.03	$0.16	—		0.16

Weighted average shares outstanding - basic	57,378	—		57,378	36,573	—		36,573

Diluted (loss)/earnings per share:	$(0.14)	0.17		0.03	$0.15	—		0.15

Weighted average shares outstanding - diluted	57,378	6,425		63,803	38,182	—		38,182

A	To exclude the effects of stock-based compensation.
B	To exclude the effects of the amortization of core and product technology and other intangible assets primarily related to business combinations.
C	To exclude the effects of one-time severance and asset write-off costs.
D	To exclude the tax impact of NOL utilization.
E	To exclude the effects of the preferred stock accretion.

Reconciliation of Condensed Consolidated Statements of Income

To the Non-GAAP Condensed Consolidated Statements of Income

(Unaudited, in thousands, except per share amounts)

	Nine Months Ended September 30, 2006				Nine Months Ended September 30, 2005
	GAAP			Non-GAAP	GAAP			Non-GAAP
Revenues:
Products	$81,770	—		81,770	$56,965	—		56,965
Services	43,341	—		43,341	21,976	—		21,976

Total revenues	125,111	—		125,111	78,941	—		78,941

Cost of revenues:
Products	22,618	(262	)A	22,356	10,659	—		10,659
Services	7,998	(439	)A	7,559	3,893	—		3,893
Amortization of purchased intangibles	3,025	(3,025	)B	—	—	—		—

Total cost of revenues	33,641	(3,726)		29,915	14,552	—		14,552

Total gross profit	91,470	3,726		95,196	64,389	—		64,389
% of revenue	73.1%			76.1%	81.6%			81.6%

Operating expenses:
Selling and marketing	57,328	(5,075	)A, C	52,253	31,794	—		31,794
Research and development	23,554	(1,805	)A, C	21,749	12,619	—		12,619
General and administrative	9,386	(2,013	)A, C	7,373	5,310	—		5,310
Amortization of purchased intangibles	6,990	(6,990	)B	—	395	(395	)B	—
Litigation settlement	2,500	(2,500	)D	—	—	—		—

Total operating expenses	99,758	(18,383)		81,375	50,118	(395)		49,723

Operating (loss)/income	(8,288)	22,109		13,821	14,271	395		14,666
Other income	2,402	—		2,402	952	—		952

(Loss)/income before income tax	(5,886)	22,109		16,223	15,223	395		15,618
Income tax benefit/(expense)	5,911	(6,394	)E	(483)	(423)	—		(423)

Net income	$25	15,715		15,740	$14,800	395		15,195

Preferred stock accretion	(2,653)	2,653	F	—	—	—		—
Charge from beneficial conversion of preferred stock	(12,603)	12,603	F	—	—	—		—

Net (loss)/income applicable to common shareholders	$(15,231)	30,971		15,740	$14,800	395		15,195

Basic (loss)/earnings per share	$(0.28)	0.57		0.29	$0.41	0.01		0.42

Weighted average shares outstanding - basic	54,417	—		54,417	36,157	—		36,157

Diluted (loss)/earnings per share	$(0.28)	0.57		0.26	$0.40	0.01		0.41

Weighted average shares outstanding - diluted	54,417	5,412		59,829	37,345	—		37,345

A	To exclude the effects of stock-based compensation.
B	To exclude the effects of the amortization of core and product technology and other intangible assets primarily related to business combinations.
C	To exclude the effects of one-time integration, facility move costs, severance and asset write-off costs.
D	To exclude the effects of a litigation settlement.
E	To exclude the tax impact of NOL utilization and tax valuation allowance.
F	To exclude the effects of the preferred stock accretion and the charge from the beneficial conversion of preferred stock.